EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement of German American Bancorp on Form S-4 of our report, dated February 11, 2000, on the consolidated financial statements of German American Bancorp as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is incorporated by reference in the German American Bancorp Annual Report on Form 10-K for the period ended December 31, 1999.

                                          /s/ Crowe, Chizek and Company LLP
                                        Crowe, Chizek and Company LLP

July 17, 2000
Indianapolis, Indiana